UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 7, 2010

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Industrial Way, Eatontown, NJ	07224
(Address of principal executive offices)	(Zip Code)

(732) 389-0355

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On June 7, 2010, EMRISE Electronics Corporation (“EEC”), a wholly-owned subsidiary of EMRISE Corporation (the “Company”), entered into a Stock Purchase Agreement by and among Aeroflex Incorporated (“Aeroflex”), as buyer, and EEC, as seller, relating to the sale of all of the issued and outstanding shares of common stock of Advanced Control Components, Inc. (“ACC”) and all of the issued and outstanding shares of common stock of Custom Components, Inc. (“CCI”) (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, EEC will sell to Aeroflex (a) all of the outstanding shares of common stock of CCI, which currently owns 80% of the issued and outstanding shares of common stock of ACC, and (b) the remaining 20% of the issued and outstanding shares of ACC (collectively, the “Shares”), which are currently owned by EEC (the “Transaction”).

In exchange for the Shares, Aeroflex has agreed to pay EEC an aggregate purchase price of $20,000,000 in cash (the “Purchase Price”).  An amount equal to $1,000,000 will be placed in an escrow account to satisfy any indemnification claims.  Approximately $14.6 million of proceeds from the transaction will be used to pay down all of the Company’s revolver with its principal lender, a significant portion of its term debt with the same lender and a majority of the Company’s obligations to the previous owners of ACC.  The Company anticipates retaining approximately $3.9 million in long term debt payable to both its current lender and the previous owners of ACC, all of which has a maturity of at least two years or longer.  The Purchase Price may also be adjusted based on the level of adjusted net working capital of ACC at the closing of the Transaction.

The closing of the Transaction is subject to stockholder approval, compliance with the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., including, without limitation, the General Information Notice, with respect to its New Jersey Properties, obtaining the consent of the Company’s senior lender and the Former Shareholders, as defined herein, (both of which have been received) and other customary closing conditions.  The closing of the Transaction will satisfy the final milestone under the Credit Agreement.  The Purchase Agreement also contains customary representations, warranties, covenants, agreements and indemnities for both

EEC and Aeroflex.  The Company has agreed to guarantee EEC’s indemnification obligations under the Purchase Agreement.

In addition, from the date of the Purchase Agreement through the closing date of the Transaction, EEC has agreed that neither it nor its affiliates will encourage, solicit, initiate or participate in discussions concerning any alternative acquisition proposal relating to ACC or CCI, provided that the Company or EEC may entertain a bona fide proposal for an acquisition under certain circumstances.  In the event that the Purchase Agreement is terminated either because the Company’s board changes its recommendation that stockholders vote in favor of the Transaction or EEC breaches its obligations under the exclusivity provision of the Purchase Agreement, then EEC or the Company will be required to pay to Aeroflex a break up fee equal to 4% of the Purchase Price, or $800,000, plus any out of pocket fees, costs and expenses actually incurred and paid by Aeroflex to third party advisors in connection with the Purchase Agreement, up to a maximum of $200,000.

The Company’s stockholders will be asked to consider and vote upon the approval and adoption of the Purchase Agreement at the 2010 annual meeting of stockholders.  Assuming the stockholders approve the Transaction, the Transaction is expected to close shortly after such meeting.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference.

Important Information for Investors and Stockholders

In connection with the proposed Transaction, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”).  INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

Investors and stockholders may obtain free copies of the proxy statement and other documents filed by the Company, when available, at the SEC’s web site at http://www.sec.gov or at the Company’s web site at http://www.emrise.com.  The proxy statement and such other documents may also be obtained, when available, at no cost from the Company by directing such request to EMRISE Corporation, 611 Industrial Way, Eatontown, New Jersey 07724, Attention: Secretary, or by telephone at (732) 389-0355.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Transaction.  Information concerning the interests of those persons will be set forth in the Company’s proxy statement relating to the 2010 annual meeting of stockholders when it becomes available.

Agreements with Former Shareholders of ACC

Pursuant to a Master Agreement, dated June 7, 2010, by and among the Company, EEC, CXR Larus Corporation, Pascall Electronics Limited, XCEL Power Systems, Ltd., CXR Anderson Jacobson SAS, Charles S. Brand, Thomas P.M. Couse, Joanne Couse, and Michael Gaffney, (the “Master Agreement”), EEC will also use a portion of the proceeds from the sale of ACC to pay approximately half of the approximately $6.6 million secured debt owed to certain of ACC’s previous shareholders, Charles S. Brand, Thomas P.M. Couse, Joanne Couse and Michael Gaffney (collectively, the “Former Shareholders”), which amounts are owed in connection with deferred purchase price obligations, contingent notes and other related payments.  Mr. Brand will also accept $450,000 worth of the Company’s common stock as partial payment on his contingent note, with the per share valuation based on 115% of the volume weighted average price of the shares over a three-day period.  The aggregate remaining balance owed to the Former Shareholders will be approximately $2.85 million.  The maturity date of the remaining debt has been moved to three years from closing, with quarterly interest payments at prime plus 1% during the first two years and quarterly principal payments of $237,000 each beginning on July 2, 2012 with a balloon payment of principal on the maturity date of approximately $1.9 million.

The foregoing description of the Master Agreement is qualified in its entirety by reference to the full text of the Master Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated June 7, 2010, by and among Aeroflex Incorporated and EMRISE Electronics Corporation.*

10.1

Master Agreement, dated June 7, 2010, by and among EMRISE Corporation, Emrise Electronics Corporation, CXR Larus Corporation, Pascall Electronics Limited, XCEL Power Systems, Ltd., CXR Anderson Jacobson SAS, Charles S. Brand, Thomas P.M. Couse, Joanne Couse and Michael Gaffney.

99.1	Press Release issued by the Company regarding the agreement to sell Advanced Control Components, Inc. to Aeroflex Incorporated, dated June 8, 2010.

*  Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2010		EMRISE CORPORATION

	By:	/s/ D. John Donovan
D. John Donovan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated June 7, 2010, by and among Aeroflex Incorporated and EMRISE Electronics Corporation.*

10.1

Master Agreement, dated June 7, 2010, by and among EMRISE Corporation, Emrise Electronics Corporation, CXR Larus Corporation, Pascall Electronics Limited, XCEL Power Systems, Ltd., CXR Anderson Jacobson SAS, Charles S. Brand, Thomas P.M. Couse, Joanne Couse and Michael Gaffney.

99.1	Press Release issued by the Company regarding the agreement to sell Advanced Control Components, Inc. to Aeroflex Incorporated, dated June 8, 2010.

*  Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request.